CoreSite Reports Third Quarter 2019 Financial Results

-- Delivered $14.4 Million of New and Expansion Sales for the Quarter --

-- Placed in Service 54,000 square feet for Quarter, and 151,000 Year To Date --

-- Pre-leased 74% of Phase 1 Development at LA3 --

DENVER, CO – October 31, 2019 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the third quarter ended September 30, 2019.

Q3 Quarterly Highlights

•	Key Financial Results –
o	Grew operating revenues to $144.9 million, an increase of 4.1% year over year and 1.4% sequentially
o	Delivered net income of $0.47 per common diluted share, a decrease of $0.05 year over year and $0.06 sequentially
o	Generated FFO of $1.28 per diluted share and unit, an increase of $0.03 year over year and $0.01 sequentially
•	Lease Commencements –
o	Commenced 130 new and expansion leases for 78,244 net rentable square feet (“NRSF”), representing $15.7 million of annualized GAAP rent, for an average rate of $200 per square foot
•	Lease Sales Activity –
o	Signed 122 new and expansion leases for 73,144 NRSF and $14.4 million of annualized GAAP rent, for an average rate of $197 per square foot
o

Renewed 299 leases for 123,445 NRSF and $20.4 million of annualized GAAP rent, for an average rate of $165 per square foot, reflecting a decrease of 2.2% in cash rent, an increase of 4.2% in GAAP rent, and 3.1% churn

Q3 2019 Notable Events

•	Delivered SV8 Phase 1 into service with 100% occupancy –
o	Placed into service SV8 Phase 1 for nearly 54,000 NRSF, and commenced the customer lease
o	Construction of SV8 Phase 2 remains on track to be completed in late Q4 2019
•	Executed a Pre-Lease at new Los Angeles Data Center –
o	In September 2019, the Company executed a pre-lease for 74% of LA3 Phase 1
o	Construction is on track to deliver LA3 Phase 1 late Q3 2020

“We continue to execute on our 2019 building blocks for sustainable growth,” said Paul Szurek, CoreSite’s President and Chief Executive Officer. “We’re on track to deliver significant new capacity in 2019 and 2020, while creating a pipeline of sustainable and agile capacity additions for future years, thereby increasing our sales opportunities and the ability to grow our customer communities.  We believe our ongoing capacity growth, new connectivity products, and superior customer experience, position us well to benefit from the secular tailwinds for data center space and demand for high-performance hybrid-cloud solutions.”

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Sales Activity

CoreSite achieved new and expansion sales of $14.4 million of annualized GAAP rent for the quarter. This included $4.5 million of core retail colocation sales and $9.9 million of scale leasing.  CoreSite achieved strong new logo sales and ongoing expansion with strategic customers in the third quarter.

“We believe we are well positioned to continue to compete for retail colocation and new logos with our connected campuses, rich ecosystems, and ability to serve the network edge for new and future applications,” said Steve Smith, CoreSite’s Chief Revenue Officer.  “Enterprises are looking for colocation solutions offering direct interconnection to cloud and solution providers for their hybrid and multi-cloud needs to create a seamless service that addresses increased data volumes and end user preferences for very low latency. We continue to focus on winning and growing with these customers as we help solve their dynamic requirements and provide optionality for future needs.”

“We also delivered strong scale leasing this quarter, including a major pre-lease at LA3, and expect to continue to use our increased capacity to compete for scale opportunities with those customers who value and enrich our ecosystem,” said Smith.

Other Financial Results

CoreSite’s $144.9 million of operating revenues for the third quarter included $122.6 million of rental, power and related revenue, $19.1 million of interconnection revenue and $3.2 million of office, light-industrial and other revenue. Net income was $22.6 million for the third quarter, or $0.47 attributable to each common diluted share.

Development Activity

CoreSite continues to execute on its property development pipeline.  After entering 2019 with leasable capacity at a lower level than historical norms, the Company will exit 2019 with leasable capacity and quickly developable incremental capacity at the higher levels experienced in previous years.

•	CoreSite’s ongoing data center development and operational position includes –

o

the ability to increase its occupied footprint of land and buildings, both owned or leased, by about 2.1 million NRSF, or about 99.0%, including space unoccupied, under construction, pre-construction or held for development, and

o	owning (versus leasing) 92.4% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management

•	Completed Construction

During the third quarter, CoreSite completed construction of 54,000 NRSF of its development at SV8 Phase 1 and commenced the customer lease.  For the year to date, the Company has completed and placed into service nearly 151,000 NRSF in 2019.

•	Construction in Progress

The Company continued to advance construction on its data center expansions at BO1, NY2 and SV8, as well as its new developments at CH2 and LA3.  CoreSite successfully pre-leased 74% of Phase 1 of its new data center at LA3, a year in advance of its expected completion.

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As of September 30, 2019, CoreSite had a total of approximately 269,000 NRSF of turn-key data center capacity under construction, with $128.9 million incurred to date of the $395.0 million of total estimated costs, as detailed below.

				Costs Incurred	Estimated
			Estimated	To-Date	Total Costs	Percent
Market	Building	NRSF	Completion	(in millions)	(in millions)	Leased

Under Construction:

Data center expansion
Boston	BO1	19,961	Q4 2019	$5.2	$9.0	—%
New York	NY2, Phase 3	34,589	Q1 2020	4.0	46.0	—
San Francisco Bay	SV8, Phase 2	53,728	Q4 2019	13.1	44.0	100.0
San Francisco Bay	SV8, Phase 3	54,056	Q2 2020	—	42.0	—
Total data center expansion		162,334		$22.3	$141.0	33.1%

New development
Chicago	CH2, Phase 1	56,000	Q2 2020	$69.0	$120.0	—%
Los Angeles	LA3, Phase 1	51,000	Q3 / Q4 2020	37.6	134.0	74.3
Total new development		107,000		$106.6	$254.0	35.4%

Total under construction		269,334		$128.9	$395.0	34.0%

© 2019, CoreSite, L.L.C. All Rights Reserved
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Upcoming Conferences and Events

CoreSite’s management will participate in Nareit’s REITworld in Los Angeles, CA on November 12-13th.

In addition, CoreSite will host a Los Angeles Data Center Campus Tour and a Networking Event in Los Angeles, CA on November 11th.

Conference Call Details

CoreSite will host its third quarter 2019 earnings call on Thursday, October 31, 2019, at 12:00 p.m. (Eastern Time).  The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until November 7, 2019, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13695286.  The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its third quarter 2019 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,350 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Carole Jorgensen

Vice President Investor Relations and Corporate Communications

303-405-1012
InvestorRelations@CoreSite.com

© 2019, CoreSite, L.L.C. All Rights Reserved
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Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the amount of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition,  including indirect competition from cloud service providers;  failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Use of Funds From Operations (“FFO”)

FFO is a supplemental measure of CoreSite’s performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

CoreSite’s management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

CoreSite offers this measure because it recognizes that investors use FFO as a basis to compare its operating performance with that of other REITs. However, the utility of FFO as a measure of the Company’s performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of its properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends

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or make distributions. In addition, CoreSite’s calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from the Company. Investors in CoreSite’s securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Use of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”)

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. CoreSite calculates adjusted EBITDA by adding its non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of the Company’s ability to incur and service debt. In addition, CoreSite considers EBITDAre and adjusted EBITDA to be appropriate supplemental measures of its performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of the Company’s business, their utilization as a cash flow measurement is limited.

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Consolidated Balance Sheets

(in thousands, except per share data)

	September 30,	December 31,
	2019	2018
Assets:
Investments in real estate:
Land	$90,300	$86,955
Buildings and improvements	1,896,820	1,730,329
	1,987,120	1,817,284
Less: Accumulated depreciation and amortization	(686,026)	(590,784)
Net investment in operating properties	1,301,094	1,226,500
Construction in progress	389,174	265,921
Net investments in real estate	1,690,268	1,492,421
Operating lease right-of-use assets, net	177,535	190,304
Cash and cash equivalents	4,703	2,599
Accounts and other receivables, net	26,330	18,464
Lease intangibles, net	4,328	6,943
Goodwill	40,646	40,646
Other assets, net	102,932	102,290
Total assets	$2,046,742	$1,853,667

Liabilities and equity:
Liabilities
Debt, net	$1,380,541	$1,130,823
Operating lease liabilities	191,725	202,699
Accounts payable and accrued expenses	132,739	89,315
Accrued dividends and distributions	61,783	55,679
Acquired below-market lease contracts, net	2,562	2,846
Unearned revenue, prepaid rent and other liabilities	34,066	37,672
Total liabilities	1,803,416	1,519,034

Stockholders' equity
Common stock, par value $0.01	373	363
Additional paid-in capital	508,209	491,314
Accumulated other comprehensive loss	(6,666)	(2,193)
Distributions in excess of net income	(321,720)	(246,929)
Total stockholders' equity	180,196	242,555
Noncontrolling interests	63,130	92,078
Total equity	243,326	334,633
Total liabilities and equity	$2,046,742	$1,853,667

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$122,598	$121,083	$118,590	$361,534	$344,745
Interconnection revenue	19,082	18,776	17,701	56,274	51,683
Total data center revenue	141,680	139,859	136,291	417,808	396,428
Office, light-industrial and other revenue	3,211	3,047	2,889	8,884	8,818
Total operating revenues	144,891	142,906	139,180	426,692	405,246

Operating expenses:
Property operating and maintenance	41,251	38,067	41,161	117,428	112,870
Real estate taxes and insurance	4,973	5,988	4,699	17,157	14,329
Depreciation and amortization	40,546	36,996	36,264	113,188	105,598
Sales and marketing	5,476	5,784	5,180	16,912	15,629
General and administrative	10,671	12,282	10,074	33,123	29,556
Rent	8,331	7,733	7,329	23,752	20,276
Transaction costs	—	—	—	—	75
Total operating expenses	111,248	106,850	104,707	321,560	298,333
Operating income	33,643	36,056	34,473	105,132	106,913
Interest expense	(10,986)	(10,311)	(9,433)	(30,795)	(26,078)
Income before income taxes	22,657	25,745	25,040	74,337	80,835
Income tax (expense) benefit	(13)	(2)	(20)	(45)	30
Net income	22,644	25,743	25,020	74,292	80,865
Net income attributable to noncontrolling interests	5,194	6,208	6,420	17,646	22,574
Net income attributable to common shares	$17,450	$19,535	$18,600	$56,646	$58,291

Net income per share attributable to common shares:
Basic	$0.47	$0.54	$0.52	$1.55	$1.69
Diluted	$0.47	$0.53	$0.52	$1.54	$1.68

Weighted average common shares outstanding:
Basic	36,951	36,463	35,512	36,590	34,505
Diluted	37,132	36,619	35,721	36,763	34,694

(1)

During 2018, the Financial Accounting Standards Board (“FASB”) issued updates to the new lease accounting standard. As a result of the updates the Company has combined contractual data center rental, power, and tenant reimbursements and other revenue into a single line item as shown below:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Rental revenue	$77,907	$76,529	$74,321	$229,366	$219,497
Power revenue	41,783	41,316	40,967	123,602	116,356
Tenant reimbursement and other	2,908	3,238	3,302	8,566	8,892
Rental, power, and related revenue	$122,598	$121,083	$118,590	$361,534	$344,745

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Reconciliations of Net Income to FFO

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net income	$22,644	$25,743	$25,020	$74,292	$80,865
Real estate depreciation and amortization	39,092	35,573	34,928	108,852	101,605
FFO available to common shareholders and OP unit holders	$61,736	$61,316	$59,948	$183,144	$182,470

Weighted average common shares outstanding - diluted	37,132	36,619	35,721	36,763	34,694
Weighted average OP units outstanding - diluted	11,118	11,599	12,378	11,437	13,342
Total weighted average shares and units outstanding - diluted	48,250	48,218	48,099	48,200	48,036

FFO per common share and OP unit - diluted	$1.28	$1.27	$1.25	$3.80	$3.80

Reconciliations of Net Income to EBITDAre and Adjusted EBITDA:

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net income	$22,644	$25,743	$25,020	$74,292	$80,865
Adjustments:
Interest expense	10,986	10,311	9,433	30,795	26,078
Income taxes	13	2	20	45	(30)
Depreciation and amortization	40,546	36,996	36,264	113,188	105,598
EBITDAre	$74,189	$73,052	$70,737	$218,320	$212,511
Non-cash compensation	3,732	3,617	3,052	10,781	8,864
Transaction costs / litigation	7	—	3	7	168
Adjusted EBITDA	$77,928	$76,669	$73,792	$229,108	$221,543

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